Volta Inc. Reports First Quarter Financial Results

•First Quarter Revenue Increased 77% Year-Over-Year to $8.4 million
•Media (Behavior and Commerce) Revenue Increased 73% Year-over-Year to $6.1 million
•39% Year-Over-Year Growth in Total Installed Stalls – 2,548 as of March 31, 2022
•Added New Media Brand partners Showtime, Zoom, Bank of the West and T-Mobile to the platform; additional campaigns for PepsiCo, Disney, Aetna, and Sephora

SAN FRANCISCO (May 13, 2022) – Volta Inc. (NYSE: VLTA, VLTA WS) (“Volta” or the “Company”), an industry-leading electric vehicle (“EV”) charging network powering vehicles and commerce, today announced financial results for its fiscal first quarter ended March 31, 2022.

“We made continued progress against our strategy with total revenue growing 77%, media revenue up 73%, and total installed stalls growing 39% year-over-year,” said Brandt Hastings, Interim CEO, CRO at Volta. “New and expanded partnerships with top retail locations like Tanger Outlets and Six Flags, national advertisers such as T-Mobile and PepsiCo, as well as enhancements to our AI and data-science offerings, position us to further accelerate growth and ownership of the rapidly expanding electric mobility marketplace.”

Recent Key Company Highlights in 2022

New Partnership with Tanger Outlets – Announced a plan to install Volta charging stations at Tanger locations in nine U.S. markets, unlocking two new geographies for Volta. This agreement provides shoppers with access to a mix of DC Fast and AC charging with eye-catching charging stations located near the entrances of Tanger’s premium outlets. Tanger will also leverage Volta’s media network nationally, regionally, and locally as part of its omnichannel marketing partnership strategy.

Six Flags -Expanded relationship with this high-traffic entertainment venue where Volta’s charging and media model resonates. This expansion deal was for an additional five sites and 85 incremental stalls.

Volta Media Network™ Momentum - Added new media partners Showtime, Zoom, Bank of the West, and T-Mobile to the platform and ran additional campaigns for PepsiCo, Disney, Aetna, and Sephora.

Alabama's Electric Vehicle Infrastructure Plan - The State of Alabama leveraged Volta’s PredictEVⓇ software product in its plan to deploy infrastructure intelligently, efficiently, and equitably to boost the economic impact of electric vehicle charging across the state.

Walgreens - Expanded partnership with 1,000 DC fast charging stalls at over 500 Walgreens throughout the U.S. This agreement furthers Volta’s DC fast charging expansion strategy and Walgreens’ support of initiatives that aim to lower emissions and make the planet healthier for communities everywhere.

First Quarter 2022 Financial Highlights

•Revenues increased 77% year-over-year to $8.4 million, compared to $4.7 million in the prior-year period.

Revenue by Category

	Three months ended March 31,
	2022	2021
Revenues	(in thousands)
Media Revenue (formerly Behavior & Commerce)	$ 6,118	$ 3,529
Network Development	2,214	1,001
Charging Network Operations	1	—
Network Intelligence	53	210
Total Revenues	$ 8,386	$ 4,740

•Selling, general and administrative expenses excluding stock-based compensation were $39.7 million, compared to $15.3 million in the prior period.
•Net loss was $48.1 million, compared to a loss of $65.2 million in the prior-quarter period.
•Adjusted EBITDA was $41.4 million loss, compared to $15.9 million loss in the prior-year period.
•Cash and marketable securities were $205.4 million as of March 31, 2022.
•Weighted average shares outstanding for the three months ended March 31, 2022 were 172.0 million.
Total Stalls Connected, including Site Partners
Total stalls connected as of March 31, 2022 was 2,548, representing a 39% year-over-year increase. A stall is attributed to a station based on the number of vehicles that can charge concurrently and there are certain configurations of Volta sites where one station is capable of charging more than one vehicle at a time. The Company added 218 stalls in the three months ended March 31, 2022 and now has stalls in 26 states.

Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, for the full year ending December 31, 2022, the Company reiterates guidance of:

•Full year 2022 Revenue in the range of $70 million to $80 million
•Total incremental, connected stalls in the range of 1,700 to 2,000
•Total incremental, connected sites to be in the range of 650 to 750 sites

Second Quarter Outlook
Based on current business conditions, business trends and other factors, for the three months ending June 30, 2022, the Company provides guidance of:

•Second quarter Revenue in the range of $13 million to $14 million

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 13, 2022, at 8:00 a.m. Eastern Time, to discuss the Company’s financial results and business operations updates.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s first quarter update presentation by logging onto the Investor Relations section of the Company’s website at https://investors.voltacharging.com/.

The conference call can be accessed live over the phone by dialing +1-844-825-9789 (domestic) or + 1-412-317-5180 (international). A telephonic replay will be available approximately two hours after the call by dialing +1-844-512-2921, or for international callers, +1-412-317-6671. The pin number for the replay is 10166826. The replay will be available until 11:59 p.m. Eastern Time on May 27, 2022.

About Volta Inc.
Volta Inc. (NYSE: VLTA) is an industry-leading electric vehicle (“EV”) charging network powering vehicles and commerce. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop, and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that fit seamlessly into people’s daily routines, Volta’s goal is to benefit consumers, brands, and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to benefit from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com.

Non-GAAP Financial Information
This press release contains references to EBITDA and Adjusted EBITDA of Volta, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates EBITDA as net loss attributable to Volta before the impact of interest income or expense, provision for income taxes, depreciation and amortization. The Company defines and calculates Adjusted EBITDA as EBITDA adjusted to exclude stock-based compensation expense and warrant valuation.
These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three months ended March 31, 2022 and March 31, 2021.
Total Stalls Installed
Volta management considers “Total Stalls” as the total size of its installed charging network at the end of the period, including Volta-owned and network partner-owned charging stations operated by Volta. Volta’s management uses Total Stalls Installed for internal network planning and forecasting purposes, including evaluating the potential Behavior and Commerce revenue generating capacity of its charging network, which is generated through delivery of content by Volta’s partners across both Volta-owned and its network partner-owned charging stalls. In addition, Total Stalls Installed provides the basis for Volta’s assessment of its charging network operations as well. Volta believes that this performance measure provides meaningful, supplemental information regarding the Volta charging network that helps illustrate trends in its business and operating performance. Volta believes that this performance measure is helpful to its investors as it is used by management in assessing the growth of the Volta charging network.
Forward-Looking Statements
This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipates,” “feels,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without significant cost; the impact of competing technologies that could reduce the demand for EVs; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; the risk that Volta may fail to effectively build scalable and robust processes to manage the growth of its business and to expand its geographic footprint; the ability to protect its intellectual property rights; and those factors discussed in Volta’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by other reports and documents Volta files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

For Investor/Analyst:
Katherine Bailon, VP of Investor Relations
Katherine@voltacharging.com

For Media/Press:
Jette Speights, VP of Communications
Jette@voltacharging.com

Volta Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$ 205,408	$ 262,260
Accounts receivable	5,213	12,587
Inventory	2,355	2,726
Prepaid partnership costs - current	8,935	8,982
Prepaid expenses and other current assets	12,820	12,091
Total current assets	234,731	298,646
Operating lease right-of-use assets, net	88,226	76,364
Property and equipment, net	124,588	97,728
Other non-current assets	322	321
Intangible assets, net	446	643
Goodwill	221	221
Total assets	$ 448,534	$ 473,923

LIABILITIES
Current liabilities
Accounts payable	32,126	18,460
Accounts payable - due to related party	—	1
Accrued expenses and other current liabilities	19,644	20,168
Operating lease liability - current portion	7,405	5,952
Deferred revenue	7,181	8,450
Term loans payable, net of unamortized debt issuance costs - current	15,998	15,998
Warrant liability	12,372	27,071
Total current liabilities	94,726	96,100
Term loans payable, net of unamortized debt issuance costs and current term loan payable	19,998	23,997
Operating lease liability - non-current portion	75,456	64,422
Other non-current liabilities	7,650	7,268
Total liabilities	$ 197,830	$ 191,787

STOCKHOLDERS' (DEFICIT) EQUITY
Class A and Class B common stock, $0.0001 and $0.001 par value respectively: 400,000,000 (Class A 350,000,000 Class B 50,000,000) shares authorized as of March 31, 2022 and December 31, 2021; 162,244,822 (Class A 161,849,487, Class B 395,335) and 162,105,399 (Class A 152,218,214, Class B 9,887,185) shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	16	16
Additional paid-in capital	727,267	710,638
Accumulated other comprehensive income	301	213
Accumulated deficit	(476,880)	(428,731)

Volta Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

Total stockholders’ (deficit) equity	250,704	282,136
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$ 448,534	$ 473,923

Volta Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
	2022	2021
REVENUES	(in thousands except share data)
Service revenue	$ 7,974	$ 4,231
Product revenue	275	299
Other revenue	137	210
Total revenues	$ 8,386	$ 4,740

COSTS AND EXPENSES
Costs of services (exclusive of depreciation and amortization shown below)	9,262	4,609
Costs of products (exclusive of depreciation and amortization shown below)	420	352
Selling, general and administrative	56,219	60,857
Depreciation and amortization	3,695	2,173
Other operating expense	326	120
Total costs and expenses	69,922	68,111
Loss from operations	(61,536)	(63,371)

OTHER (INCOME) EXPENSES
Interest expense, net	1,313	1,687
Other expense, net	—	201
Change in fair value of warrant liability	(14,700)	(88)
Total other (income) expenses	(13,387)	1,800
LOSS BEFORE INCOME TAXES	(48,149)	(65,171)
Income tax expense	—	—
NET LOSS	$ (48,149)	$ (65,171)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	88	—
TOTAL COMPREHENSIVE LOSS	$ (48,061)	$ (65,171)

Weighted-average Class A common stock outstanding, basic and diluted	153,696,945	7,974,872
Net loss per Class A common stock, basic and diluted	$ (0.28)	$ (4.15)
Weighted-average Class B common stock outstanding, basic and diluted	18,294,483	7,733,885
Net loss per Class B common stock, basic and diluted	$ (0.28)	$ (4.15)

Volta Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2022	2021
	(in thousands)
Cash flows from operating activities
Net loss	$ (48,149)	$ (65,171)
Adjustments to reconcile net loss to net cash used in operating activities:
Reduction in the carrying amount of ROU assets	2,289	1,094
Depreciation and amortization	3,695	2,173
Stock-based compensation	16,485	45,519
Amortization of debt issuance costs	84	—
Accretion expense	43	—
Non-cash interest expense	—	84
Revaluation of warrant liability to estimated fair value	(14,700)	(88)
Expenses related to invoices in dispute	—	624
Loss on disposal of property and equipment and inventory	326	—
Other	—	120
Changes in operating assets and liabilities:
Accounts receivable	7,450	244
Inventory	372	582
Prepaid expenses and other current assets	(743)	(4,793)
Prepaid partnership costs	(845)	349
Operating lease right-of-use asset	(13,703)	(4,657)
Other non-current assets	(1)	(216)
Accounts payable	13,666	4,906
Accounts payable - due to related party	(1)	143
Accrued expenses and other current liabilities	(13,225)	(4,709)
Accrued interest	(1,294)	(1,399)
Deferred revenue	(1,959)	(476)
Lease incentive liability	22	(5)
Operating lease liability	12,486	3,960
Other noncurrent liabilities	3,365	(18)
Contingent liability	500	—
Net cash used in operating activities	$ (33,837)	$ (21,734)

Cash flows from investing activities
Purchase of property and equipment	(17,384)	(3,572)
Capitalization of internal-use software	(1,611)	(14)
Disposal of property and equipment	—	179
Net cash used in investing activities	$ (18,995)	$ (3,407)

Cash flows from financing activities
Due from employees for taxes paid on partial recourse notes	—	(8,340)

Volta Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

Proceeds from issuance of Series D-1 convertible notes	—	28,721
Payments of long term debt	(4,083)	—
Proceeds from exercise of stock options	159	864
Payment of issuance costs related to Series D and D-1 preferred stock	—	(1,290)
Payment of financing activity principal	(184)	(145)
Net cash (used in) provided by financing activities	$ (4,108)	$ 19,810

Effect of exchange rate changes on cash and cash equivalents	88	—
Net decrease in cash and cash equivalents	(56,852)	(5,331)
Cash and cash equivalents, beginning of period	262,260	58,806
Cash and cash equivalents, end of period	$ 205,408	$ 53,475

Supplemental disclosures of cash flow information
Cash paid for interest	2,523	1,504

Non-cash investing and financing activities
Purchases of property and equipment not yet settled	18,167	5,281
Initial recognition of operating lease right-of-use asset	13,989	4,835
Initial recognition of operating lease liability	13,511	4,471

Volta Inc. and Subsidiaries
Non-GAAP Reconciliation

EBITDA and Adjusted EBITDA
The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP measure reported in Volta’s unaudited condensed consolidated financial statements for the following periods:

	Three months ended March 31,
	2022	2021
	(in thousands)
Net (Loss)	$ (48,149)	$ (65,171)
Interest expense	1,313	1,687
Depreciation and amortization	3,695	2,173
EBITDA	$ (43,141)	$ (61,311)
Stock-based compensation expense	16,485	45,519
Warrant valuation	(14,700)	(88)
Adjusted EBITDA	$ (41,356)	$ (15,880)